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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 19, 1998 included in Fargo Electronics, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
January 8, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS